Exhibit 4.4A

SOLARWINDS, INC.

WAIVER UNDER REGISTRATION RIGHTS AGREEMENT

THIS WAIVER UNDER REGISTRATION RIGHTS AGREEMENT (this “Waiver”) is made as of October 25, 2009 by and among SolarWinds, Inc., a Delaware corporation (the “Company”), and the Investors. Capitalized terms used but not defined herein shall have the respective meanings assigned to them in that certain Registration Rights Agreement dated on or about December 14, 2005, as amended by that certain Amendment No. 1 to Registration Rights Agreement dated December 20, 2006 (as amended, the “Rights Agreement”), by and among the Company, the Investors and the Other Holders.

WHEREAS, the Company is contemplating a proposed follow-on underwritten public offering of shares of the Company’s Common Stock (the “Public Offering”) pursuant to a registration statement on Form S-1 filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended;

WHEREAS, Pursuant to Section 2.2 of the Rights Agreement, the Holders have the right to include Registrable Securities (as defined in the Rights Agreement) in the Public Offering, subject to the terms and conditions of the Rights Agreement (the “Registration Rights”);

WHEREAS, Section 5.2 of the Rights Agreement provides that the Rights Agreement may be amended, modified, extended or terminated, and the provisions of the Rights Agreement may be waived, by an agreement in writing signed by the Company and the Holders of a majority of the Registrable Securities;

WHEREAS, the undersigned Investors constitute the Holders of a majority of the Registrable Securities and desire to waive the Registration Rights in connection with the Public Offering; and

WHEREAS, the undersigned Investors and the Company have previously discussed and agreed upon a method of allocation of shares to be sold in the Public Offering among the Company, the Investors and other selling stockholders, the key parameters of which are described on Exhibit A attached hereto (the “Allocation Method”) Attached as Exhibit B is an illustration of the Allocation Method assuming a firm offering of 10,000,000 shares and an overallotment option of 1,500,000 shares.

NOW, THEREFORE, in order to preserve for the Company and the Managing Underwriters the maximum flexibility in meeting the Company’s financial needs in connection with the Public Offering, the undersigned hereby (1) acknowledges due notice from the Company regarding the Public Offering as required by Section 2.2.1(a) of the Rights Agreement; (2) waives the remainder of the notice period set forth in Section 2.2.1(a) of the Rights Agreement with respect to the Public Offering; (3) waives any further related notice requirements set forth in the Rights Agreement and waives in full the rights to register any shares of Registrable Securities in the Public Offering beyond the shares allocated to it in accordance with the Allocation Method; (4) agrees to participate in the Public Offering in accordance with the Allocation Method; and (5) waives Section 2.3.1 of the Rights Agreement and agrees that in the event of an underwriter’s cutback the aggregate number selling stockholder shares to be included in the Public Offering would be allocated among the selling stockholders pro rata in accordance with the Allocation Method.

This Waiver shall be binding on the undersigned and the successors, heirs, personal representatives and assigns of the undersigned.

In the event that the Public Offering has not closed by November 30, 2009, this Waiver shall terminate on such date.

This Waiver may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which shall constitute one and the same document. This Waiver may be executed and delivered by facsimile or email.

(Remainder of Page Left Intentionally Blank; Signature Page(s) Follow)

IN WITNESS WHEREOF, the undersigned have executed this Waiver as of the date first written above.

“COMPANY”

SolarWinds, Inc.

By:	/s/ KEVIN B. THOMPSON
Kevin B. Thompson,
President, Chief Operating Officer and Chief Financial Officer

SOLARWINDS, INC.

SIGNATURE PAGE TO WAIVER UNDER REGISTRATION RIGHTS AGREEMENT

IN WITNESS WHEREOF, the undersigned Investor has executed this Waiver as of the date first written above.

“INVESTOR”

AUSTIN VENTURES IX, L.P.

By:	AV Partners IX, L.P., its General Partner
By:	AV Partners IX, L.L.C. its General Partner

By:	/s/ JOHN D. THORNTON
John D. Thornton, Member

SOLARWINDS, INC.

SIGNATURE PAGE TO WAIVER UNDER REGISTRATION RIGHTS AGREEMENT

IN WITNESS WHEREOF, the undersigned Investor has executed this Waiver as of the date first written above.

“INVESTOR”

BAIN CAPITAL VENTURE INTEGRAL INVESTORS, LLC

By:	Bain Capital Venture Investors, LLC, as Administrative Member

By:	/s/ J. BENJAMIN NYE
Name:	J. Benjamin Nye
Title:	Authorized Person

BCV COINVEST SW, L.P.

By: Auda Software LLC, its General Partner

By: Auda Private Equity LLC, its Managing Member

By:	/s/ DAVID ANDRYC

/s/ ROBERT KIRBY
Name:	David Andryc & Robert Kirby
Title:	Authorized Signatory

SOLARWINDS, INC.

SIGNATURE PAGE TO WAIVER UNDER REGISTRATION RIGHTS AGREEMENT

IN WITNESS WHEREOF, the undersigned Investor has executed this Waiver as of the date first written above.

“INVESTOR”

INSIGHT VENTURE PARTNERS V, L.P.

By:	Insight Venture Associates V, L.L.C., its General Partner

By:	/s/ JEFFREY HORING
Name:	Jeffrey Horing
Title:	Authorized Person

INSIGHT VENTURE PARTNERS (CAYMAN) V, L.P.

By:	Insight Venture Associates V, L.L.C., its General Partner

By:	/s/ JEFFREY HORING
Name:	Jeffrey Horing
Title:	Authorized Person

INSIGHT VENTURE PARTNERS V (EMPLOYEE CO-INVESTORS), L.P.

By:	Insight Venture Associates V, L.L.C., its General Partner

By:	/s/ JEFFREY HORING
Name:	Jeffrey Horing
Title:	Authorized Person

SOLARWINDS, INC.

SIGNATURE PAGE TO WAIVER UNDER REGISTRATION RIGHTS AGREEMENT

IN WITNESS WHEREOF, the undersigned Investor has executed this Waiver as of the date first written above.

“INVESTOR”

INSIGHT VENTURE PARTNERS V COINVESTMENT FUND, L.P.

By:	Insight Venture Associates V, L.L.C., its General Partner

By:	/s/ JEFFREY HORING
Name:	Jeffrey Horing
Title:	Authorized Person

INSIGHT VENTURE PARTNERS IV, L.P.

By:	Insight Venture Associates IV, L.L.C., its General Partner

By:	/s/ JEFFREY HORING
Name:	Jeffrey Horing
Title:	Authorized Person

SOLARWINDS, INC.

SIGNATURE PAGE TO WAIVER UNDER REGISTRATION RIGHTS AGREEMENT

IN WITNESS WHEREOF, the undersigned Investor has executed this Waiver as of the date first written above.

“INVESTOR”

INSIGHT VENTURE PARTNERS IV (FUND B), L.P.

By:	Insight Venture Associates IV, L.L.C.,
its General Partner

By:	/s/ JEFFREY HORING
Name:	Jeffrey Horing
Title:	Authorized Person

INSIGHT VENTURE PARTNERS (CAYMAN) IV, L.P.

By:	Insight Venture Associates IV, L.L.C.,
its General Partner

By:	/s/ JEFFREY HORING
Name:	Jeffrey Horing
Title:	Authorized Person

INSIGHT VENTURE PARTNERS IV (CO-INVESTORS), L.P.

By:	Insight Venture Associates IV, L.L.C.,
its General Partner

By:	/s/ JEFFREY HORING
Name:	Jeffrey Horing
Title:	Authorized Person

SOLARWINDS, INC.

SIGNATURE PAGE TO WAIVER UNDER REGISTRATION RIGHTS AGREEMENT

IN WITNESS WHEREOF, the undersigned Investor has executed this Waiver as of the date first written above.

“INVESTOR”

BOB L. MARTIN, AS TRUSTEE OF 25PS1213 TRUST U/A/D AUGUST 1, 2008

By:
Name:	Bob L. Martin
Title:	Trustee

SOLARWINDS, INC.

SIGNATURE PAGE TO WAIVER UNDER REGISTRATION RIGHTS AGREEMENT

IN WITNESS WHEREOF, the undersigned Investor has executed this Waiver as of the date first written above.

“INVESTOR”

DONALD C. YONCE, AS TRUSTEE OF DONALD YONCE 2007 TRUST

By:	/s/ DONALD YONCE
Name:	Donald C. Yonce
Title:	Trustee

ATLANTIS SOLARWINDS, L.P.

By:	Atlantis SolarWinds, LLC,
its General Partner

By:	Donald Yonce Family Trust,
its Sole Member

By:	/s/ DONALD YONCE
Name:	Donald C. Yonce
Title:	Trustee

SOLARWINDS, INC.

SIGNATURE PAGE TO WAIVER UNDER REGISTRATION RIGHTS AGREEMENT

IN WITNESS WHEREOF, the undersigned Investor has executed this Waiver as of the date first written above.

“INVESTOR”

YONCE MANAGEMENT, LLC

By:	/s/ DAVID A. YONCE
Name:	David A. Yonce
Title:	Managing Member

/s/ DAVID A. YONCE
DAVID A. YONCE

SOLARWINDS, INC.

SIGNATURE PAGE TO WAIVER UNDER REGISTRATION RIGHTS AGREEMENT

ACKNOWLEDGED AND AGREED:

CBMR ENTERPRISES, LLC

By:	/s/ DOUGLAS ROGERS
Douglas Rogers, Member

By:	/s/ MARGARET ROGERS
Margaret Rogers, Member

SOLARWINDS, INC.

SIGNATURE PAGE TO WAIVER UNDER REGISTRATION RIGHTS AGREEMENT

Exhibit A

Allocation Method

Exhibit B

Allocation Method at an Assumed Offering of 10,000,000 Shares